Exhibit 99.1

BIMI Announces Second Quarter 2022 Financial Results

New York, August 22, 2022 (GLOBE NEWSWIRE) -- BIMI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”), a healthcare products and services provider, today announced its financial results for the six months ended June 30, 2022.

Revenues for the six months ended June 30, 2022 and 2021 were $9,947,109 and $11,424,991, respectively. Compared with the same period in 2021, revenue decreased by $1,477,882, mainly due to the decrease in pharmaceutical sales of $3,615,357.

Cost of revenues for the six months ended June 30, 2022 and 2021 were $7,263,179 and $8,867,894, respectively. The decrease primarily reflected the decrease in revenues of most of our principal operating subsidiaries.

For the six months ended June 30, 2022 and 2021, the Company had a gross margin of 27% and 22.4%, respectively. For the six months ended June 30, 2022 and 2021, the gross profit margins of: (i) wholesale pharmaceuticals segment were 27% and 11.3%, respectively; (ii) wholesale medical devices segment were 20% and 23.9%, respectively; (iii) medical services segment were 61.52% and 9.32%, respectively; and (iv) retail pharmacy segment were 5% and 18.9%, respectively.

Operating expenses from continuing operations were $7,519,524 for the six months ended June 30, 2022 as compared to $5,947,929 for the same period in 2021, an increase of $1,571,595 or 26%. The $1.2 million increase was due to the payments to the Company’s CEO and COO in shares of the Company’s Common Stock during the six months ended June 30, 2022. No such stock payments were made in the same period in 2021.

For the six months ended June 30, 2022 and 2021, the Company reported other expenses of $2,020,439 and $143,530, respectively. For the six months ended June 30, 2022, the Company had $2,020,439 of other expenses, net that primarily consisted of amortization of convertible notes of $1,542,248 and $219,319 of interest expenses from the bank debt incurred by the Company’s operating subsidiaries in the PRC.

The Company reported a net loss $6,886,824 for the six months ended June 30, 2022, compared to a net loss of $3,566,365 for the six months ended June 30, 2021, an increase of $3,320,459.

As June 30, 2022, the Company had cash of $5,034,331 and positive working capital of $4,631,671 as compared to cash of $4,797,849 and negative working capital of $932,493 on December 31, 2021.

Mr. Tiewei Song, Chief Executive Officer of BIMI International Medical Inc., commented, “While our business was impacted by the COVID-19 pandemic and the challenging macro environment, we remain focused on offering high-quality products and providing superior services. We concentrate on the most differentiated, high value components across all our business segments — with the goal to achieve to high gross margins. We remain confident in the potential of our business model as we are putting the right operating framework in place to drive innovation and grow the Company in a strong and sustainable way. To improve our operating efficiency and scale our business, our dedicated team is continuing to execute on our strategic initiatives and believe these initiatives will establish a long-term foundation for best-in-class operations, gross margins, significant free cash flow generation and will position BIMI to achieve our long-term growth goals. We aim to continue to provide high levels of products and services to our customers, attract new customers and explore new growth opportunities. Looking forward to the remaining of 2022, we will strive to grow our customer base, expand our business portfolio and improve our operating results.”

About BIMI International Medical Inc.

BIMI International Medical Inc. was founded in 2006. The Company is now exclusively a healthcare products and services provider, offering a broad range of healthcare products and related services and operates five private hospitals in China. For more information, please visit the Company's website at http://www.usbimi.com/.

Safe Harbor Statements

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of COVID-19, the demand for the Company’s products and services in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission.

Investor Relations Contact

Ascent Investor Relations LLC

Ms. Tina Xiao

Email: tina.xiao@ascent-ir.com

Tel: +1 917 609 0333

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30	December 31
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$5,034,331	$4,797,849
Accounts receivable, net	5,944,616	7,005,442
Advances to suppliers	6,453,083	3,163,836
Amount due from related parties	327,566	622,554
Inventories, net	3,027,785	2,639,883
Prepayments and other receivables	3,390,100	2,930,083
Total current assets	24,177,481	21,159,647

NON-CURRENT ASSETS
Deferred tax assets	197,167	207,549
Property, plant and equipment, net	3,112,446	3,521,401
Intangible assets-net	16,793	18,039
Operating lease-right of use assets	4,336,481	4,845,509
Goodwill	8,376,217	8,376,217
Total non-current assets	16,039,104	16,968,715

TOTAL ASSETS	$40,216,585	$38,128,362

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$1,656,643	$1,799,394
Long-term loans due within one year	179,351	369,187
Convertible promissory notes, net	6,320,075	5,211,160
Accounts payable, trade	5,849,581	7,339,210
Advances from customers	2,322,963	1,943,028
Amount due to related parties	503,037	730,285
Taxes payable	523,742	662,777
Other payables and accrued liabilities	3,266,413	3,082,917
Lease liability-current	887,630	954,182
Total current liabilities	21,509,435	22,092,140

Lease liability-non current	3,840,091	4,161,789
Long-term loans – non-current	471,519	538,006
Total non-current liabilities	4,311,610	4,699,795

TOTAL LIABILITIES	25,821,045	26,791,935

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized; 22,859,264 and 8,502,222 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively *	22,859	8,502
Additional paid-in capital	65,833,695	55,220,130
Statutory reserves	2,263,857	2,263,857
Accumulated deficit	(54,596,942)	(47,900,929)
Accumulated other comprehensive income	633,967	1,601,870
Total BIMI International Medical Inc.’s equity	14,157 ,436	11,193,430

NON-CONTROLLING INTERESTS	238,104	142,997

Total equity	14,395,540	11,336,427

Total liabilities and equity	$40,216,585	$38,128,362

*	Retrospectively restated due to five for one reverse stock split, see Note 21

The accompanying notes are an integral part of the condensed consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
GAIN/LOSS
(UNAUDITED)

	For three months ended June, 30		For six months ended June 30,
	2022	2021	2022	2021
REVENUES	$4,927,361	$9,256,987	$9,947,109	$11,424,991

COST OF REVENUES	3,701,901	7,292,152	7,263,179	8,867,894

GROSS PROFIT	1,225,460	1,964,835	2,683,930	2,557,097

OPERATING EXPENSES:
Sales and marketing	704,528	774,378	1,459,408	1,227,014
General and administrative	2,799,827	1,340,901	6,060,116	4,720,915
Total operating expenses	3,504,355	2,115,279	7,519,524	5,947,929

LOSS FROM OPERATIONS	(2,278,895)	(150,444)	(4,835,594)	(3,390,832)

OTHER INCOME (EXPENSE)
Interest income	207	-	353	-
Interest expense	(111,560)	(93,882)	(219,319)	(138,237)
Exchange gain (loss)	2,865	-	(401)
Other expense	(1,750,751)	(18,158)	(1,801,072)	(5,293)
Total other expense, net	(1,859,239)	(112,040)	(2,020,439)	(143,530)

LOSS BEFORE INCOME TAXES	(4,138,134)	(262,484)	(6,856,033)	(3,534,362)

PROVISION FOR INCOME TAXES	8,210	13,255	30,791	32,003

NET LOSS FROM CONTINUING OPERATIONS	(4,146,344)	(275,739)	(6,886,824)	(3,566,365)

DISCONTINUED OPERATIONS

NET LOSS	(4,146,344)	(275,739)	(6,886,824)	(3,566,365)
Less: net loss attributable to noncontrolling interest	(1,416)	246	(2,498)	42,861
NET LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	(4,144,928)	(275,985)	(6,884,326)	(3,609,226)

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency translation adjustment	(417,823)	(149,597)	(967,903)	1,112
TOTAL COMPREHENSIVE LOSS	(4,564,167)	(425,336)	(7,854,727)	(3,565,253)
Less: comprehensive loss attributable to noncontrolling interest	(510,069)	(10,886)	(535,043)	56
COMPREHENSIVE LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(4,054,098)	$(414,450)	$(7,319,684)	$(3,565,309)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	22,859,264	4,741,407	12,525,879	4,171,832

LOSS PER SHARE
Basic and diluted	(0.18)	(0.06)	(0.55)	(0.85)

The accompanying notes are an integral part of the condensed consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended June 30
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,886,824)	$(3,566,365)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	125,781	118,802
Inventories impairment reserve	-	23,620
Allowance for doubtful accounts	(572)	4,739
Stock compensation	-	585,000
Lease expense	-	130,419
Amortization of discount of convertible promissory notes	1,108,915	1,607,105

Change in operating assets and liabilities
Accounts receivable	1,061,398	(2,453,148)
Advances to suppliers	7,338,675	(1,786,217)
Prepayments and other receivables	(460,017)	(35,075)
Inventories	(387,902)	(3,972,555)
Operating lease-right of use assets	509,028	145,153
Accounts payable, trade	(1,489,629)	3,123,104
Advances from customers	379,935	3,180,564
Operating lease liabilities	(388,250)	(158,463)
Taxes payable	(139,035)	(389,759)
Other payables and accrued liabilities	183,496	(146,374)
Net cash provide by (used in) operating activities	954,999	(3,589,450)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition of Mingkang Hospital	-	12,341
Cash received from acquisition of Zhongshan Hospital	-	75,192
Purchase of property, plant, and equipment	-	(375,235)
Net cash provided by investing activities	-	(287,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term loan	-	553,490
Repayment of long-term loan	(256,323)	(350,416)
Net proceeds from issuance of convertible promissory notes	-	4,065,000
Repayment of short-term loans	(142,751)	(177,253)
Amount financed from related parties	67,740	164,841
Net cash provided by (used in) financing activities	(331,334)	4,255,662

EFFECT OF EXCHANGE RATE ON CASH	(387,183)	117,396

INCREASE IN CASH	236,482	495,906
CASH AND CASH EQUIVALENTS, beginning of period	4,797,849	135,308
CASH AND CASH EQUIVALENTS, end of period	$5,034,331	$631,214

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$133,009	$32,003
Cash paid for interest expense, net of capitalized interest	$122,539	$138,237

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES

Issuance of common share for equity acquisition of Guoyitang Hospital	$-	$2,000
Issuance of common share for equity acquisition of Zhongshan Hospital	$-	$2,000
Issuance of common share for equity acquisition of Minkang Hospital		4,000
Issuance of common share for equity acquisition of Mali Hospital	$600	$-
Issuance of common share upon conversion of convertible notes		104
Issuance of shares of common stock for payment of improvements to offices	-	696,896
Issuance of common shares upon cashless exercises of warrants	-	163
Goodwill recognized from equity acquisition of Zhongshan Hospital	$-	$10,443,494
Goodwill recognized from equity acquisition of Guoyitang Hospital	$-	$7,154,392
Goodwill recognized from equity acquisition of Minkang, Qiangsheng and Eurasia Hospital	-	25,354,174
Outstanding payment for equity acquisition of Guanzan Group	$-	$3,065,181
Outstanding payment for equity acquisition of Guoyitang Hospital	$-	$6,100,723
Outstanding payment for equity acquisition of Zhongshan Hospital	$-	$6,100,723
Outstanding payment for equity acquisition of Minkang, Qiangsheng and Eurasia hospitals	$-	$13,023,556

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